REGULATION A DISCLAIMER

This communication may be deemed to be a solicitation of interest under Regulation A under the Securities Act of 1933, in which case the following apply:

- No money or other consideration is being solicited, and if sent in response, will not be accepted;
- No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date;
- A person's indication of interest involves no obligation or commitment of any kind; and
- An offering statement, which would include a preliminary offering circular, has not yet been filed with the SEC.

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TIME FOR A REVOLU- TION

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WHAT IS FACIBLE?

We are the visionaries leading the first revolutionary innovation in diagnostic testing in over 25 years.

THE PROBLEM

Fast tests aren't accurate enough

&

Accurate tests aren't fast enough

THE PROBLEM


SENSITIVE & ACCURATE
PCR
FAST & PORTABLE
EASY TO USE

THE PROBLEM


SENSITIVE & ACCURATE
PCR
ISOTHERMIC AMPLIFICATION
FAST & PORTABLE
EASY TO USE

THE PROBLEM


SENSITIVE & ACCURATE
PCR
ISOTHERMIC AMPLIFICATION
ANTIGEN
FAST & PORTABLE
EASY TO USE

THE SOLUTION


SENSITIVE & ACCURATE
Q-LAAD
FAST & PORTABLE
EASY TO USE

OUR Q-LAAD TECHNOLOGY

Rapid Synthetic Development of Fluorogenic Logic Aptamers (FLAs)


TARGET
FLA
FLUOROPHORE

FACIBLE Q-LAAD SARS-COV-2 CLINICAL TRIAL DATA

SENSITIVITY
97%

SPECIFICITY
100%

LIMIT OF DETECTION:
1.88
TCID50/ML

5-MINUTE ANALYZER READ TIME

This data is currently under evaluation by the FDA and has not yet been approved.

RESPIRATORY PANEL

1-3 YEARS

6 Pathogen
Point-of-care
5 minutes to results


Q-LAAD - Respiratory
FLU A
Patient
432112
3:56pm
9 Mar 2022
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RESPIRATORY PANEL

3-5 YEARS

15+ Pathogen
OTC
5 minutes to results


Q-LAAD - Respiratory
FLU A
Patient
432112
3:56pm
9 Mar 2022
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RESPIRATORY PANEL

5+ YEARS

30+ Pathogens
Stratification
Big Data Energy


Q-LAAD - Respiratory
FLU A
Patient
432112
3:56pm
9 Mar 2022
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THE MARKET

Biodiagnostic testing goes well beyond medical testing, touching nearly every major consumer market.

GLOBAL DIAGNOSTIC TESTING MARKETS:

$420.6 B Across all verticals and applications

$60.8 B Human Health

THE RAISE

Anticipated Series A Offering via Regulation A+

Taking our technology out of the lab and to the POC/OTC format

Expanding to 6 respiratory pathogen panel + UTI pathogen panel